                                                                    Exhibit 99.1

                                Joint Filer Information

Name of Joint Filer:                    dMY Sponsor II, LLC

Address of Joint Filer:                 c/o dMY Technology Group, Inc.
                                        1180 North Town Center Drive, Suite 100
                                        Las Vegas, Nevada 89144

Relationship of Joint Filer to
Issuer:                                 10% Owner, Director by Deputization

Issuer Name and Ticker of Trading
Symbol:                                 dMY Technology Group, Inc. II [DMYD]

Date of Event Requiring Statement:      08/13/2020
(Month/Day/Year):

Name of Joint Filer:                    Harry L. You

Address of Joint Filer:                 c/o dMY Technology Group, Inc.
                                        1180 North Town Center Drive, Suite 100
                                        Las Vegas, Nevada 89144

Relationship of Joint Filer to
Issuer:                                 10% Owner, Chairman

Issuer Name and Ticker of Trading
Symbol:                                 dMY Technology Group, Inc. II [DMYD]

Date of Event Requiring Statement:      08/13/2020
(Month/Day/Year):